UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

AmCOMP Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-51767	65-0636842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 U.S. Highway One, North Palm Beach, Florida		33408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 840-7171

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 15, 2006, the underwriters of the Registrant’s initial public offering of Common Stock, $0.01 par value per share (the “Common Stock”), purchased an additional 274,000 shares of Common Stock at a price of $9.00 per share pursuant to the partial exercise of the over-allotment option granted to them. All of the shares purchased upon exercise of the underwriters’ option were sold by selling stockholders and the Registrant did not receive any sale proceeds. The exercise of the over-allotment increased the size of the offering to 10,774,000 shares of Common Stock, of which 6,000,000 were offered and sold by the Registrant and 4,774,000 were offered and sold by selling stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOMP INCORPORATED

Dated: March 17, 2006	By:	/s/ Fred R. Lowe
		Name:	Fred R. Lowe
		Title:	Chairman of the Board and President